                                                                   EXHIBIT 10.27

                                LEASE AGREEMENT
                                   (NNN R&D)
                            BASIC LEASE INFORMATION

LEASE DATE:         December 30, 1997

LANDLORD:           LINCOLN-RECP OLD OAKLAND OPCO, LLC,
                    a Delaware limited liability company

LANDLORD'S ADDRESS: c/o Lincoln Property Company Management Services, Inc.
                    101 Lincoln Centre Drive, Fourth Floor
                    Foster City, California 94404-1167

TENANT: Integrated Packaging Assembly Corporation, a California corporation

TENANT'S ADDRESS:   2221 Old Oakland Road
                    San Jose, California 95131-1402

PREMISES:           Approximately 82,390 rentable square feet as shown on
                    Exhibit A
                    ---------

PREMISES ADDRESS:   2221 Old Oakland Road
                    San Jose, California 95131-1402

                    BUILDING [BUILDING 23]:      Approximately 82,390 rentable square feet
                    LOT (BUILDING'S TAX PARCEL): APN 237-01-044
                    PARK:                        Approximately 138,366 rentable square feet

TERM: January 16, 1998 ("Commencement Date"), through January 15, 2008 ("Expiration Date")

BASE RENT ((P)3):   Eighty-Two Thousand Three Hundred Ninety Dollars ($82,390)
                    per month for Months 1 - 24


ADJUSTMENTS TO BASE RENT:       Months 25 - 48                            $ 90,629.00
                                Months 49 - 72                            $ 99,691.90
                                Months 73 - 96                            $109,661.09
                                Months 97 - 120                           $120,627.20


SECURITY DEPOSIT ((P)4):        None


*TENANT'S SHARE OF OPERATING EXPENSES ((P)6.1):          100% of the Building and 59.5%
                                                         of the Park

*TENANT'S SHARE OF TAX EXPENSES ((P)6.2):                59.5% of the Park
*TENANT'S SHARE OF COMMON AREA UTILITY COSTS ((P)7):     100% of the Building and 59.5% of
                                                         the Park
*TENANT'S SHARE OF UTILITY EXPENSES ((P)7):              100% of the Building

*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES ((P)9):       General manufacturing, including packaging and
                             assembly of computer and semiconductor components
                             and related warehouse, sales, research and
                             development, but only to the extent permitted by
                             the City of San Jose and all agencies and
                             governmental authorities having jurisdiction
                             thereof
UNRESERVED
PARKING SPACES:              One hundred fifty-two (152) non-exclusive and non-
                             designated spaces

BROKER ((P)38):              None



EXHIBITS:                    Exhibit A           Premises, Building, Lot and/or Park
                             Exhibit B           Intentionally omitted
                             Exhibit C           Rules and Regulations
                             Exhibit D           Intentionally Omitted
                             Exhibit E           Hazardous Materials Disclosure Certificate - Example
                             Exhibit F           Intentionally Omitted
                             Exhibit G           Tenant's Initial Hazardous Materials Disclosure Certificate
                             Exhibit H           Intentionally Omitted
                             Exhibit I           Existing Improvements
                             Exhibit J           Form of Consent to Subletting
                             Exhibit K           Removable Equipment

ADDENDA:                     Addendum 1:         Options to Extend

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                 PAGE
-------                                                                 ----

 1.  PREMISES........................................................     3
 2.  ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES......     3
 3.  RENT............................................................     3
 4.  SECURITY DEPOSIT................................................     3
 5.  TENANT IMPROVEMENTS.............................................     3
 6.  ADDITIONAL RENT.................................................     3
 7.  UTILITIES.......................................................     7
 8.  LATE CHARGES....................................................     8
 9.  USE OF PREMISES.................................................     8
10.  ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES............     9
11.  REPAIRS AND MAINTENANCE.........................................    10
12.  INSURANCE.......................................................    11
13.  WAIVER OF SUBROGATION...........................................    13
14.  LIMITATION OF LIABILITY AND INDEMNITY...........................    13
15.  ASSIGNMENT AND SUBLEASING.......................................    14
16.  AD VALOREM TAXES................................................    16
17.  SUBORDINATION...................................................    16
18.  RIGHT OF ENTRY..................................................    16
19.  ESTOPPEL CERTIFICATE............................................    16
20.  TENANT'S DEFAULT................................................    17
21.  REMEDIES FOR TENANT'S DEFAULT...................................    17
22.  HOLDING OVER....................................................    18
23.  LANDLORD'S DEFAULT..............................................    18
24.  PARKING.........................................................    19
25.  SALE OF PREMISES................................................    19
26.  WAIVER..........................................................    19
27.  CASUALTY DAMAGE.................................................    19
28.  CONDEMNATION....................................................    20
29.  ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.......................    21
30.  FINANCIAL STATEMENTS............................................    23
31.  GENERAL PROVISIONS..............................................    23
32.  SIGNS...........................................................    25
33.  MORTGAGEE PROTECTION............................................    25
34.  QUITCLAIM.......................................................    25
35.  MODIFICATIONS FOR LENDER........................................    25
36.  WARRANTIES OF TENANT............................................    25
37.  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT.................    25
38.  BROKERAGE COMMISSION............................................    26
39.  QUIET ENJOYMENT.................................................    26
40.  LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS..    26
41.  TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS..    27

                                LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.


1.  PREMISES: Landlord hereby leases the Premises to Tenant upon the terms and
    --------
conditions contained herein. Landlord hereby grants to Tenant a license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1.


2.  ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES: Landlord and
    ----------------------------------------------------------
Tenant hereby acknowledge and agree that Landlord is acquiring the Park from an affiliated entity of Tenant. Tenant hereby further acknowledges and agrees that prior to the Commencement Date hereof, Tenant has occupied the Premises and conducted its operations therein. Landlord will deliver to Tenant possession of the Premises, and the Commencement Date of this Lease shall occur, simultaneously with the close of escrow of Landlord's purchase of the Park from an affiliated entity of Tenant. In the event the commencement date and/or the expiration date of this Lease is other than the Commencement Date and/or Expiration Date specified in the Basic Lease Information, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify
                             ---------
the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose.


3.  RENT: On the date that Tenant executes this Lease, Tenant shall deliver to
    ----
Landlord the original executed Lease, the Base Rent (which shall be applied against the Rent payable for the first month Tenant is required to pay Base
Rent) and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent specified in the Basic Lease Information, payable in advance at Landlord's address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term "Rent" whenever used herein refers to the aggregate of all these amounts. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.


4.  SECURITY DEPOSIT: Intentionally Omitted.
    ----------------


5.  TENANT IMPROVEMENTS: Tenant hereby accepts the Premises as suitable for
    -------------------
Tenant's intended use and as being in good operating order, condition and repair, "AS IS". Tenant acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Tenant further acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has agreed to perform or undertake (i) any alterations to the Premises, or (ii) construct any improvements in or to the Premises (collectively, "Tenant Improvements"). Any exception to the foregoing provisions must be made by express written agreement by both parties.


6.  ADDITIONAL RENT: It is intended by Landlord and Tenant that this Lease be a
    ---------------
"triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

     6.1 OPERATING EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay Tenant's Share, which is specified in the Basic Lease Information, of all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to in the Basic Lease Information. The amount of Tenant's Share of Operating Expenses shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. These Operating Expenses may include, but are not limited to:

          6.1.1 Landlord's cost of repairs to, and maintenance of, the roof, the roof membrane and the exterior walls of the Building as set forth in
    Section 11 hereof;

          6.1.2 Landlord's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Areas" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities;

       6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake (subject to the provisions of Section 12.5 hereof), flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Areas), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

       6.1.4 Landlord's cost of: (i) modifications and/or new improvements to the Building, the Common Areas and/or the Park occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; (ii) reasonably necessary replacement improvements to the Building, the Common Areas and the Park after the Lease Date; and
    (iii) new improvements to the Building, the Common Areas and/or the Park that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord; provided, however, if any of the foregoing are in the nature of capital improvements, then the cost of such capital improvements shall be amortized on a straight-line basis over a reasonable period, which shall be the period of time specified under generally accepted accounting principles as the estimated useful life of such modifications, new improvements or replacement improvements in question (at an interest rate as reasonably determined by Landlord), and Tenant shall pay Tenant's Share of the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses herein;

          6.1.5 If Landlord elects to so procure in accordance with the provisions of Section 11 hereof, Landlord's cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

          6.1.6 Landlord's cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord's sole but reasonable discretion such services are provided;

          6.1.7 Landlord's cost for the maintenance and repair of any rail spur and rail crossing, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

          6.1.8 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park;

          6.1.9 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below; and

          6.1.10 Landlord's cost for the management and administration of the Premises, the Building, the Common Areas and the Park, including without limitation, a property management fee, accounting, auditing, billing, salaries for clerical and supervisory employees (whether located within the Park or off-site) and all fees, licenses and permits related to the ownership, operation and management of any portion of the Park in an amount not to exceed three percent (3%) of the Rent, excluding for purposes of calculating this sum, the costs described in this Section 6.1.11.

     Notwithstanding the foregoing, for purposes of this Lease, the term "Operating Expenses" shall not include the following:

        (i) interest, principal, points, fees and other financing costs on debt (except in connection with the financing of items which may be included in the definition of Operating Expenses herein) or amortization on any mortgage or mortgages or any other debt instrument made by Landlord encumbering the Premises and/or Building (including the Lot on which the Building is situated) or payments on any ground lease;

        (ii) any items for which Landlord is actually reimbursed by insurance proceeds or by direct reimbursement by any other tenant of the Park;

        (iii) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any commercially reasonable deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Section 27 and 28 below;

        (iv) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

        (v) Landlord's general corporate overhead and general administrative expenses, including, but not limited to, salaries of officers and executives of Landlord (other than any such costs and expenses to be paid as part of the management fee referred to in Section 6.1.10 above);

        (vi) advertising and promotional expenditures, and costs of signs identifying the owner of the Building;

        (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about the Premises, the Building or the Park, unless such costs and expenses are the responsibility of Tenant as provided in Section 29 of this Lease, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 29 of this Lease;

        (viii) legal and accounting fees for preparation of Landlord's business documents, including the preparation of any and all tax returns;

        (ix)    any payments under a ground lease or master lease;

        (x) costs which are actually reimbursed by any contractor, manufacturer or supplier under any warranty;

        (xi) costs and expenses incurred by Landlord to perform its obligations under Section 11.3 of this Lease;

        (xii) expenses resulting directly from the willful misconduct or gross negligence of Landlord;

        (xiii) costs of purchasing, installing and replacing artwork, excluding repair and maintenance required as a result of normal wear and tear, to the extent properly capitalized under generally accepted accounting and management practices;

        (xiv) fees, commissions, attorneys' fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Park and costs directly resulting from the violation by Landlord or any occupant of the Park (other than Tenant) of the terms and conditions of any lease or other occupancy agreement;

        (xv) depreciation and amortization except on materials, tools, supplies and vendor type equipment purchased by Landlord to supply services for the Park, or other expense reserves; and

        (xvi) costs directly resulting from the intentional or grossly negligent act, omission or violation of Law by Landlord, any other occupant of the Park (other than Tenant), or their respective authorized agents, employees or contractors.

    6.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is specified in the Basic Lease Information, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. The amount of Tenant's Share of Tax Expenses shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises or if the square footage of the Park (excluding the Premises) or the other Building is changed due to a casualty or condemnation. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's reasonable discretion, to any and all future alterations or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord's right to rent, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord. Provided Tenant is not in default of any of the terms, provisions or obligations under this Lease beyond any applicable cure periods as specified in this Lease, and Tenant has delivered to Landlord at least sixty (60) days prior written notice of Tenant's intention to initiate such a proceeding, Tenant shall have the right to contest the amount or validity of any Tax Expenses payable by Tenant hereunder with respect to the Premises only, by appropriate administrative and legal proceedings brought either in its own name, Landlord's name or jointly with Landlord. Any such proceeding shall be undertaken by counsel selected by Tenant and reasonably approved by Landlord, and if Landlord deems it appropriate, such measures shall be taken in the name of Tenant. Landlord hereby agrees that it will promptly upon receipt of a written request therefor from Tenant (but in no event later than forty-five (45) business days after Landlord's receipt of such written request) furnish Tenant copies of all notices of assessment of Tax Expenses with respect to the Premises only, to the extent Landlord has possession of such notices of assessment. At absolutely no cost or expense to Landlord (and Tenant shall immediately reimburse Landlord for all of such costs and expenses), Landlord shall execute and deliver to Tenant whatever documents may be reasonably necessary or proper to permit Tenant to so contest such taxes or which may be necessary to secure payment of any refund which may result from any such proceedings; provided, however, if Tenant makes such contest the following shall apply: (i) Tenant shall comply with all Laws applicable thereto; (ii) Tenant shall be solely responsible and liable for any and all penalties and liabilities arising therefrom as well as for providing such security (by way of example only, a bond, letter of credit or cash deposit) as Landlord may reasonably request in connection with any such contest; and (iii) Tenant hereby agrees to, and shall, protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages (of every nature and kind, regardless of the speculative nature of such), claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, any such contest. Any such proceeding shall be undertaken at the sole cost and expense of Tenant and any refund resulting therefrom shall, only to the extent of the Tax Expenses payable by Tenant hereunder with respect to the Premises, actually paid by Tenant to Landlord for the fiscal tax year or years being contested, belong solely to Tenant to the extent such refund is attributable to only the Premises and for a period concurrent with the term of the Lease (otherwise an appropriate apportionment shall be made), and any excess amount of any such refund shall belong solely to Landlord. Notwithstanding anything to the contrary contained herein, Tenant may not allow any portion of the Park to be subject to actual or threatened sale due to non-payment of taxes or assessments.

    6.3 PAYMENT OF EXPENSES: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

    6.4 ANNUAL RECONCILIATION: By June 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall endeavor to furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty
(30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment within one (1) year thereafter. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees to pay Landlord such underpayment within thirty (30) days of demand therefor. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or within one (1) year after the expiration or earlier termination of this Lease.

     6.5 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.


     7.   UTILITIES: Utility Expenses, Common Area Utility Costs and all other
          ---------
sums or charges set forth in this Section 7 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay Tenant's Share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. For any such utility fees or use charges that are not billed or metered separately to Tenant, including without limitation, water and refuse pick up charges, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services ("Utility Expenses"). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. In addition, Tenant shall pay to Landlord Tenant's Share of any Common Area utility costs, fees, charges or expenses ("Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease and any reconciliation thereof shall be substantially in the same manner as specified in Section 6.4 above. The amount of Tenant's Share of Common Area Utility Costs shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises or if the square footage of the Park (excluding the Premises) or the other Building is changed due to a casualty or condemnation. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building or the Park (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's reasonable discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.


8.  LATE CHARGES: Any and all sums or charges set forth in this Section 8 are
    ------------
considered part of Additional Rent. Tenant acknowledges that late payment (the fifth (5th) day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord within four (4) days of when due, Tenant shall promptly pay to Landlord an additional sum equal to six percent (6%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus two percent (2%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.


9.  USE OF PREMISES:
    ---------------

    9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and
(iii) is compatible and consistent with the other uses then being made in the Park and in other similar types of buildings in the vicinity of the Park, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable
---------
rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the "Rules and Regulations"). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are suitable to satisfy the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises, Building, the Common Areas and/or the Park occasioned by the enactment of, or changes to, any Laws arising directly from Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

    9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, or the Park without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, other tenants or occupants of other buildings in the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit, quiet enjoyment and use by

Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Areas, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time except for (i) Tenant's equipment presently situated outside of the Premises within a fenced and screened area (the "Tenant's Existing Equipment"), and (ii) for a period of one (1) year following the Commencement Date, three (3) outside storage containers presently existing outside of the Premises (collectively, the "Outside Containers"). Tenant hereby agrees that on or prior to the expiration of said one-year period, Tenant, at Tenant's sole cost and expense, shall remove the Outside Containers and repair to the reasonable satisfaction of Landlord any and all damage occasioned by the installation and/or removal of the Outside Containers. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building, the Lot and/or the Park.

10.  ALTERATIONS AND ADDITIONS; AND SURRENDER OR PREMISES:
     ----------------------------------------------------

    10.1 ALTERATIONS AND ADDITIONS: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the Premises without obtaining Landlord's prior written consent, provided the cost of same does not exceed $15,000 each job and $25,000 cumulatively each calendar year (the "Permitted Improvements"). Tenant, however, shall first notify Landlord of such alterations or additions so that Landlord may post a Notice of Non-Responsibility on the Premises. Within ten (10) business days of Landlord's receipt of Tenant's written notice of any item comprising the Permitted Improvements, Landlord shall notify Tenant, in writing, whether or not Landlord will require Tenant to remove such item from the Premises upon the expiration or earlier termination of this Lease. Except for the Permitted Improvements, Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor reasonably approved by Landlord (including the right to competitively bid), at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements the cost of which exceeds One Hundred Thousand Dollars ($100,000) (other than the initial Tenant Improvements), Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work.

     10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the attached fixtures (other than the Removable Equipment (defined below), trade fixtures, and any furniture bolted for earthquake purposes which shall be deemed to be not attached to the Premises), additions and improvements which Landlord has notified Tenant, in writing at the time of their installation, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear. Notwithstanding the foregoing or anything to the contrary in this Lease, in no event shall Tenant be required to remove from the Premises any improvements made to the Premises prior to the Commencement Date of this Lease, as such existing improvements are depicted in those certain as-built plans for the Premises attached hereto as Exhibit I (the "Existing Improvements").
                                ---------
Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors caused by forklifts), and any damage or deterioration that would have been prevented by Tenant timely performing all of its obligations under this Lease. Upon such termination of this Lease, except as otherwise set forth in this Section 10.2 with respect to the Existing Improvements, Tenant shall remove the Permitted Improvements (to the extent Landlord has notified Tenant in writing, at the time set forth in Section 10.1, that it will require such removal), all tenant signage, trade fixtures, non-attached fixtures, furniture, furnishings, personal property, additions, and other improvements unless Landlord reasonably requests, in writing, that Tenant not remove some or all of such attached fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those attached fixtures (other than trade fixtures), alterations, additions and other non-attached improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then except as otherwise set forth in this Section 10.2 with respect to the Existing Improvements, Tenant shall remove the Removable Equipment (defined below), all tenant signage, alterations, furniture, furnishings, trade fixtures, cabling and other lines of a non-standard nature, additions and other improvements installed in or about the Premises by, or on behalf of Tenant. In addition to the foregoing, certain equipment of Tenant used in, on or about the Premises is listed in Exhibit K, attached hereto and made a part hereof (collectively, the
          ---------
"Removable Equipment"). Notwithstanding anything to the contrary contained herein, at the expiration or earlier termination of this Lease Tenant may remove from the Premises the Removable Equipment. If Tenant elects not to remove the Removable Equipment from the Premises, then no later than ninety (90) days prior to the expiration or earlier termination of this Lease Tenant shall deliver to Landlord written notice that Tenant has so elected not to remove the Removable Equipment from the Premises ("Tenant's Removable Equipment Notice"). Within thirty (30) days after Landlord's receipt of Tenant's Removable Equipment Notice Landlord shall notify Tenant, in writing, of whether or not Landlord will require Tenant to remove the Removable Equipment from the Premises at the time of expiration or earlier termination of this Lease. If Landlord fails to timely notify Tenant of such decision, then it shall be conclusively deemed that Landlord will require Tenant to remove the Removable Equipment from the Premises at the time of expiration or earlier termination of this Lease. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11.  REPAIRS AND MAINTENANCE:
     -----------------------

    11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Sections
11.2 and 11.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment located within and serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems, (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises), (j) during the first five (5) years of the Term of this Lease, the roof membrane other than the replacement thereof, (k) Tenant's Existing Equipment and the Outside Containers as well as the area immediately surrounding same. Notwithstanding anything to the contrary contained herein, if during the first five (5) years of the Term of this Lease the roof of the Building collapses or otherwise suffers substantial damage for reasons other than Landlord's failure to perform its obligations under Section 11.3 hereof with respect to replacing the structural portions of the roof, then Tenant shall be solely liable and responsible for any and all costs related to repairing and, possibly replacing the damaged portions of the roof except for the structural portions thereof, but only to the extent the structural portions of the roof are not in a state of disrepair due to Tenant's failure to properly perform its obligations hereunder with respect to the roof (in which event Tenant will also be solely liable and responsible for any and all costs related to repairing and, possibly replacing such structural portions of the roof). In addition to Tenant's obligations described hereinabove, Tenant shall procure and maintain the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s) with reputable and insured companies reasonably acceptable to Landlord; such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, in the event Tenant fails to do so, to procure and maintain the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s).
If Tenant so fails to procure and maintain such preventative maintenance and repair contract(s) and Landlord so elects to procure and maintain any such preventative maintenance and repair contract(s), Tenant will reimburse Landlord for the entirety of the cost thereof, as additional rent hereunder as part of the Operating Expenses. During the time period Tenant procures and maintains any of such preventative maintenance and repair contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

  11.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, (ii) the obligations of Landlord set forth in Section 11.3 below, and (iii) the repairs rendered necessary by the intentional or negligent acts or intentional or negligent omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to the Premises, the roof, roof membranes (subject to the provisions of this Section 11.2), exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the Building. For purposes of this Section 11.2, the term "exterior" shall mean outside of and not exclusively serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, in the event Tenant fails to do so, to procure and maintain the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s). Notwithstanding anything to the contrary contained herein, if at any time after the first five (5) years of the Term of this Lease the roof membrane of the Building requires replacement, as reasonably determined by Landlord, then from and after the date such replacement is made Tenant shall pay to Landlord, as additional rent hereunder, the amortized cost thereof capped at a maximum amount of $15,000 per calendar year throughout the balance of the Term of this Lease (including all extensions and renewals of the initial term of this Lease); such replacement cost to be amortized on a straight-line basis over a reasonable period of time, which shall be the period of time reasonably estimated by Landlord to be useful life thereof, and which amortized amount shall include interest thereon at an interest rate as reasonably determined by Landlord.

  11.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or intentional or negligent omissions of Tenant or any of Tenant's Representatives and except for the parties' obligations under Sections 11.1 and 11.2 above, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord's sole discretion.

  11.4    TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Subject to the provisions of Section 41 hereof, Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12.  INSURANCE:
     ---------

     12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the

Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph
(v); and (vi) such other insurance or higher limits of liability as is then customarily required to be carried for similar types of buildings within the general vicinity of the Park or as may be reasonably required by any of Landlord's lenders.

  12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California,
(ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

  12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, and any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park shall be named as additional insureds under all of the policies required in Section 12.l(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

  12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

  12.5 LANDLORD'S INSURANCE: Landlord shall maintain in full force and effect during the Term of this Lease, subject to reimbursement as provided in Section 6, policies of insurance which afford such coverages as Landlord deems reasonable and as is consistent with other properties in Landlord's portfolio. Notwithstanding the foregoing, Landlord shall obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Building, including all improvements, fixtures (other than trade fixtures) and permanent additions. However, all alterations, additions and improvements made to the Premises by Tenant shall be insured by Tenant rather than by Landlord. The amount of such insurance procured by Landlord shall be equal to at least eighty percent (80%) of the full replacement cost of the Building, including all improvements and permanent additions as the same shall exist from time to time, or the amount required by Lenders. At Landlord's option, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Notwithstanding the foregoing, with respect only to earthquake insurance coverage procured by Landlord hereunder, the maximum amount of the insurance premium which Tenant shall be required to pay to Landlord, as part of Operating Expenses, solely for earthquake insurance coverage procured by Landlord hereunder shall be as follows: (i) during the first five (5) years of the initial term of the Lease, the amount equal to one and one-half cents ($0.015) per rentable square foot per month; and (ii) during the last five (5) years of the initial term of the Lease, the amount equal to two cents ($0.02) per rentable square foot per month. Tenant hereby acknowledges and agrees that other than the foregoing cap on the amount payable by Tenant solely for insurance premiums charged with respect to earthquake coverage, no other costs or premiums for insurance procured by Landlord hereunder shall be capped, restricted or otherwise limited. If any such insurance coverage procured by Landlord has a deductible clause, the deductible shall not exceed commercially reasonable amounts, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Building and/or any other buildings within the Park is increased as a result of Tenant's acts, omissions, use or occupancy of the Premises, Tenant shall pay for such increase(s).


13.  WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their
     ---------------------
respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such property loss or property damage, or would have been insured had the waiving party carried the type of insurance required to be carried by such party under this Lease. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.


14.  LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of damage
     -------------------------------------
resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises, Building and/or the Park, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

     Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, the Building or the Park, including, but not limited to, any intentional or negligent acts, intentional or negligent errors or intentional or negligent omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Except as otherwise set forth in Section 41 hereof, Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.


15.  ASSIGNMENT AND SUBLEASING:
     -------------------------

     15.1 PROHIBITION: Except for the Permitted Sublease made by Tenant strictly in accordance with the provisions of Section 15.5 below, Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's written consent thereto, and (b) comply with all Landlord's reasonable conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least fifteen (15) business days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within five (5) business days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord a copy of Tenant's standard form of sublease or assignment agreement (as applicable), which sublease or assignment agreement shall be reasonably acceptable to Landlord (provided Tenant and such subtenant shall execute Landlord's standard form of Consent to Subletting, in substantially the form of Exhibit J hereto).
                                                            ---------
Such sublease or assignment agreement shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting, except for an assignment to a Related Entity pursuant to Section 15.4 hereof. Except with respect to an assignment or sublease described in Section 15.4 below, in the event the sublease or assignment (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases or partial assignments is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.

     15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: Except for any assignment or sublease to a Related Entity pursuant to the provisions of Section
15.4 below, in the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

     15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

     15.4 RELATED ENTITIES: Notwithstanding anything to the contrary contained in this Section 15, so long as Tenant delivers to Landlord (1) at least fifteen
(15) business days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as (i) any change in the proposed use of the subject portion of the Premises is in conformance with the uses permitted to be made under this Lease and do not involve the use or storage of any Hazardous Materials (other than nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any Environmental
Laws), and (ii) at the time of the proposed assignment or sublease, the net profits and financial condition of the Related Entity is reasonably adequate and sufficient in relation to the then remaining obligations of Tenant under this Lease or, at the time of such proposed assignment or sublease, the Related Entity's net worth is substantially the same or better than Tenant's net worth, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry.

     15.5 PERMITTED SUBLEASE: Landlord hereby acknowledges that Tenant has advised Landlord that it desires to sublease (the "Proposed Sublease") a portion of the Premises consisting of approximately 10,800 rentable square feet (the "Proposed Sublease Space"). Tenant may enter into the Proposed Sublease without first obtaining Landlord's written consent thereto so long as all of the following conditions are satisfied by Tenant to Landlord's reasonable satisfaction (collectively, the "Permitted Sublease Conditions"): (i) Tenant and the proposed subtenant actually execute a written sublease agreement (the "Permitted Sublease Agreement") for the Proposed Sublease Space within six (6) months following the Commencement Date and Tenant delivers to Landlord a true and complete copy thereof within said 6-month period; (ii) Landlord's form of Consent to Subletting shall be incorporated as part of the Permitted Sublease Agreement; (iii) the term of such Permitted Sublease Agreement shall be for a period not to exceed three (3) years (including, for purposes of calculating such 3-year period, all extension or renewal terms thereof); (iv) Tenant expressly agrees in the Permitted Sublease Agreement to remain primarily liable and responsible hereunder; and (v) Tenant shall be liable and responsible for any and all costs in any manner associated with the Proposed Sublease, including without limitation, reimbursement of Landlord's costs and expenses in connection therewith (including without limitation, all reasonable attorneys' fees and costs incurred by Landlord), all costs and expenses to demise, alter or otherwise improve the Proposed Sublease Space, and all brokerage and/or leasing commissions due or payable in connection therewith. If all of the Permitted Sublease Conditions are satisfied by Tenant to Landlord's reasonable satisfaction and in strict accordance with the provisions hereof, then Tenant may enter into the Proposed Sublease for the Proposed Sublease Space (the "Permitted Sublease") without (a) first obtaining Landlord's prior written consent thereto, and (b) the necessity of paying to Landlord the excess subrental payments therefor pursuant to the provisions of Section 15.2 hereof.

16.  AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and
     ----------------
assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.


17.  SUBORDINATION: Without the necessity of any additional document being
     -------------
executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, trustee's or judicial sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; or (c) bound by prepayment of more than one (1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months' Rent. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. Tenant's agreement to subordinate this Lease to any future ground or underlying lease or any future deed of trust or mortgage pursuant to the foregoing provisions of this Section 17 is conditioned upon Landlord delivering to Tenant from the lessor under such future ground or underlying lease or the holder of any such mortgage or deed of trust, a non-disturbance agreement agreeing, among other things, that Tenant's right to possession of the Premises pursuant to the terms and conditions of this Lease shall not be disturbed provided Tenant is not in default under this Lease beyond the applicable cure periods hereunder (if any).


18.  RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to
     --------------
enter the Premises at all reasonable times, after delivery of prior reasonable notice, for purposes of inspection, exhibition, posting of notices, repair or alteration. At Landlord's option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Premises, the Building and in the Common Areas during the last twelve (12) months of the Lease Term or the earlier termination thereof. Landlord shall also have the right to place "for sale" signs on the outside of the Building and in the Common Areas. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.


19.  ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by
     --------------------
any lender or ground lessor) and deliver to Landlord, within ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that
(a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease.


20.  TENANT'S DEFAULT: The occurrence of any one or more of the following events
     ----------------
shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

     20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse;

     20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) business days after the delivery by Landlord of written notice that said payment is past due. Tenant agrees that, to the fullest extent permitted by law, such written notice by Landlord shall serve as the statutorily required notice under the Law (including without limitation, any unlawful detainer statutes), and Tenant further agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect on the date said payment is due;

     20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to Hazardous Materials (defined in Section 29 hereof), and (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

     20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

     20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below.


21.  REMEDIES FOR TENANT'S DEFAULT:
     -----------------------------

     21.1 LANDLORD'S RIGHTS: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

  21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

  21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally.

  21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.


22.  HOLDING OVER: If Tenant holds possession of the Premises after the
     ------------
expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.


23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of
    ------------------
this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision (except as otherwise set forth below), a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In the event of a default by Landlord of its obligations under this Lease, Tenant may exercise the rights conferred upon Tenant in Section 41 hereof. Notwithstanding the foregoing, if the obligation of Landlord in question is to repair the structural components of the roof (but only to the extent Landlord is actually then responsible therefor under the provisions of Section
11.3 of this Lease) because the condition thereof, through no fault of Tenant or Tenant's Representatives, is causing leakage of water into the Premises, Landlord shall respond within five (5) business days after Landlord's receipt of a written demand from Tenant for repairs to be made. Landlord's failure to commence any such required roof repairs within five (5) business days, and diligently pursue the same to completion, shall be a default on the part of Landlord hereunder, whereupon Tenant shall have the right to cause such repairs to be made at Landlord's expense. In such event, Tenant shall deliver to Landlord a written demand for the actual reasonable costs incurred by Tenant therefor (for purposes hereof, "actual reasonable costs" shall include costs incurred for overtime and/or expedited services to the extent reasonably appropriate given the damage sustained to the Premises) together with written documentation evidencing such costs and Landlord shall pay to Tenant such actual reasonable costs; provided, if Landlord fails to pay to Tenant the undisputed amount of such actual reasonable costs for said roof repairs within thirty (30) days of Landlord's receipt of Tenant's written demand therefor, thereafter Tenant may pursue all remedies available at law or in equity with respect thereto. If there exists a good faith dispute between the parties regarding any portion of such actual reasonable costs for said roof repairs, the parties shall meet and confer and attempt to promptly resolve any such dispute.


24.  PARKING: Tenant shall have a license to use the number of non-designated
     -------
and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same.


25.  SALE OF PREMISES: In the event of any sale of the Premises by Landlord or
     ----------------
the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this
Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this
Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.


26.  WAIVER: No delay or omission in the exercise of any right or remedy of
     ------
either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.


27.  CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by
     ---------------
fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that the cost of repair, restoration or reconstruction of the Building shall, in Landlord's sole and reasonable opinion, exceed fifty percent (50%) of the replacement cost of the Building, or insurance proceeds will not, in Landlord's sole and reasonable opinion, be available to fully repair the damage, or access to the Building is wholly impaired, then in any of the foregoing instances Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. In addition to the foregoing, if the Premises or any part thereof shall be damaged by fire or other casualty such that the reparation of such damage or casualty shall, in Landlord's reasonable judgment, require more than one hundred fifty
(150) days to complete (subject to extension for 90 days for force majeure delays (which delays include without limitation, delays in obtaining permits, delays in processing of any insurance claim, governmental delays or moratoriums, inclement weather and similar events outside of the reasonable control of Landlord), and extension for delays attributable to Tenant's or any of Tenant's Representatives' acts or omissions), then either Tenant or Landlord may terminate this Lease by notifying the other party of such election to terminate this Lease within thirty (30) days after the date of Landlord's determination of the extent of such damage (which determination shall be made within ninety (90) days after the date of such damage), in which event the Rent shall be abated as of the date of such damage. If neither party exercises their rights to so elect to terminate this Lease in accordance with the aforesaid provisions, Landlord shall as soon as practicable after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to complete the restoration of the Building (except that Landlord shall not be responsible for delays outside its control, however, the time period for extension due to force majeure delays shall be limited to ninety (90) days) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, trade fixtures, non-attached fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. If the restoration work is not substantially completed by Landlord within such one hundred fifty (150) day period (subject to extension for ninety (90) days for force majeure delays (which delays include without limitation, delays in obtaining permits, delays in processing of any insurance claim, governmental delays or moratoriums, inclement weather and similar events outside of the reasonable control of Landlord), and extension for delays attributable to Tenant's or any of Tenant's Representatives acts or omissions), then Tenant may terminate this Lease by notifying Landlord of such election to terminate this Lease within thirty (30) days after the expiration of such 150-day period (as same may be extended as contemplated above for force majeure delays and tenant delays). Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty; provided, however, if due to such shortfall in insurance proceeds Tenant cannot, after completion of such repairs or restoration, conduct its operations in the Premises, Tenant may terminate this Lease by delivering to Landlord written notice of such election within thirty (30) days of Landlord advising Tenant that there will be such a shortfall in insurance proceeds; provided, to the extent then known by Landlord, Landlord shall advise Tenant of the amount of such shortfall within ninety (90) days after the date of such damage or as soon as possible after Landlord obtains knowledge of same. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage to the extent any portion of the Rent is not actually reimbursed to Landlord from the proceeds of any rental loss insurance procured by Landlord hereunder, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. Notwithstanding anything to the contrary contained herein, in the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code with respect to the provisions of this Section 27.


28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is
    ------------
condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business provided such award is separate from Landlord's award and provided further such separate award does not diminish nor impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely and reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.


29.  ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:
     -----------------------------------------

    29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this
                                    ---------
reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E. Landlord
                                                           ---------
hereby acknowledges and agrees that as of the date on which both parties execute and deliver this Lease, Landlord has approved the Initial HazMat Certificate; however, any such approval by Landlord shall not be construed to relieve Tenant from its obligations and/or any liabilities under the provisions of this Section 29.

    29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

    29.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for small quantities of ordinary and customary office supplies as specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the Initial HazMat Certificate, or the then applicable HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and the then applicable HMMP (defined below) for Tenant's operations, and, provided further chat in all instances such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws") and the then applicable HMMP (defined below) for Tenant's operations Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the Initial HazMat Certificate or the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. Except as otherwise set forth in Section
29.7 below, the cost of all such inspections, tests and investigations shall be proportionately borne by Tenant commensurate with the extent of Hazardous Materials revealed by any such inspection, test or investigation (such determination to be made by one or more environmental consultants jointly selected by Landlord and Tenant) to be present in, on or about the Premises and/or the Common Areas due to the acts or omissions of Tenant or any of Tenant's Representatives and all other costs and expenses shall be borne by parties other than Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

  29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Prior to executing this Lease Tenant has completed and delivered to Landlord a copy of Tenant's Hazardous Materials Management Plan (the "HMMP"). Tenant covenants, represents and warrants to Landlord that the information in the HMMP is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant and Tenant's Representatives. Tenant hereby covenants and agrees to materially conform and comply, and otherwise cause all of Tenant's Representatives to materially conform and comply, with all of the procedures, requirements and other provisions of the HMMP as same relate to the Premises. Tenant hereby further agrees to promptly deliver to Landlord a true and complete copy of all modifications, updates and supplements to the HMMP as well as any and all new or additional HMMPs as may be required to be prepared and implemented by Tenant (which Tenant hereby agrees to so prepare and implement all additional HMMPs) in order to fully comply with all Environmental Laws or the requirements of all regulatory, governmental or quasi-governmental agencies, divisions and/or departments with respect thereto. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or, of which Tenant is aware, in any Common Areas. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Lot or the Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfactory completion of such work.

  29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove but subject to the provisions of Section 29.7 below, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, the Building, the Lot or the Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, the Common Areas, the Building, the Lot or the Park as a result (directly or indirectly) of the intentional or negligent acts or intentional or negligent omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and/or the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

     29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord's environmental consultants that the condition of all or any portion of the Premises, the Building, the Lot and/or the Park is not in compliance with the provisions of this Lease with respect to Hazardous Materials due to the intentional or negligent acts or intentional or negligent omissions of Tenant or any of Tenant's Representatives, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/or the Park in any manner whatsoever related to directly, or indirectly, Hazardous Materials caused or permitted to exist by Tenant or any of Tenant's Representatives. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease but at the Base Rent then due and payable by Tenant hereunder.

  29.7 TENANT'S EXCULPATION: Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of the Lease with respect to (i) any claim, remediation obligation, investigation obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises or any of the Buildings in the Park to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises, the Building or the Park caused by any source, including third parties other than Tenant and Tenant's Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Building or the Park, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, the Building or the Park.


30.  FINANCIAL STATEMENTS: Tenant, for the reliance of Landlord, any lender
     --------------------
holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.


31.  GENERAL PROVISIONS:
     ------------------

    31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

    31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

    31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

    31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises or the Building, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

    31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

    31.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

    31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

    31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

    31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

    31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen
(18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant.

    31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

    31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

    31.13 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

    31.14 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

32.  SIGNS: All signs and graphics of every kind visible in or from public view
     -----
or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's sign criteria as same may exist from time to time or as set forth in Exhibit H hereto and made a
                                                    ---------
part hereof. Notwithstanding the foregoing, Tenant, at Tenant's sole cost and expense, shall be permitted to install an identification sign on the northeast comer of the facia of the Building, subject to obtaining Landlord's prior reasonable approval thereof and further subject to Tenant's compliance with any and all applicable governmental laws, ordinances, and regulations. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.


33.  MORTGAGEE PROTECTION: Upon any default on the part of Landlord, Tenant will
     --------------------
give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure (which opportunity to cure, including time to obtain possession of the Premises, shall not be more than one hundred twenty (120) days). Subject to the provisions of Section 41 hereof, if such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without any liability therefor to Landlord and without determining whether an event of default exists under such lender's loan to Landlord. Any such payment made by Tenant to Landlord's lender shall discharge Tenant's obligations hereunder to the extent actually made.


34. QUITCLAIM: Intentionally Omitted.
    ---------


35. MODIFICATIONS FOR LENDER: Intentionally Omitted.
    ------------------------


36. WARRANTIES OF TENANT: Tenant hereby warrants and represents to Landlord, for
    --------------------
the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.


37.  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby
     -----------------------------------------------
agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all improvements or alterations to be made to the Premises by, or on behalf of, Tenant strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Building, the Common Areas or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.


38. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for
    --------------------
the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.


39. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and
    ---------------
observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's tenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas.


40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
    --------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, and in its sole discretion as to the necessity therefor, and upon prior notice to Tenant, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional

Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.


41. TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS:
    --------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease after expiration of all applicable notice and cure periods for Landlord's and any mortgagee's benefit as set forth in Sections 23 and 33, respectively and to the extent applicable, then Tenant may, at Tenant's option without any obligation to do so, after delivery of an additional written notice to Landlord, perform any such term, provision, covenant, or condition. If Tenant so performs any of Landlord's obligations hereunder, the lull amount of the reasonable and actual cost and expense incurred by Tenant shall immediately be owing by Landlord to Tenant, and Landlord shall promptly pay to Tenant upon demand the full undisputed amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.


    IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.


LANDLORD:

LINCOLN-RECP OLD OAKLAND OPCO, LLC,
a Delaware limited liability company


By:  Lincoln Property Company Management Services, Inc.
     as manager for LINCOLN-RECP OLD OAKLAND OPCO, LLC


     By: ___________________________________________
                 Senior Vice President


TENANT:

Integrated Packaging Assembly Corporation, a California corporation


By: ______________________________________

Name: ____________________________________

Title: ___________________________________